Exhibit 99.6

FTI CONSULTING, INC.

CHARTER OF AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

Amended and Restated Effective as of February 15, 2005

Organization and Operation

There shall be a committee of the Board of Directors to be known as the Audit Committee (“Audit Committee”). The Audit Committee shall be comprised of at least three directors who are independent of management and FTI Consulting, Inc. (the “Company”). Members of the Audit Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange (the “NYSE”), Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise, as required by the NYSE rules and regulations. An Audit Committee member who satisfies the definition of an “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K, promulgated by the SEC, as determined by the Nominating and Corporate Governance Committee or the Board of Directors (as the case may be), shall be deemed to have the relevant accounting or related financial management expertise. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Audit Committee shall designate a Chair by majority vote of the members of the Audit Committee. The Chair shall preside at all sessions of the Audit Committee and develop the agenda for each Audit Committee meeting. The Chairman of the Board of Directors, Chief Executive Officer of the Company or the Chair of the Committee may call a meeting of the Audit Committee. The Audit Committee shall cause to be made and retain complete and accurate minutes of its meetings.

Last Amended as of February 15, 2005	1

Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. Any director of the Board of Directors, at his or her option, or at the Audit Committee’s request, may attend a meeting of the Audit Committee but, if he or she is not a member of the Audit Committee, he or she shall not be counted in determining the presence of a quorum and shall not be entitled to vote. At any time, the Audit Committee may go into executive session and exclude non-members and management from Audit Committee proceedings.

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Audit Committee.

Meetings

The Audit Committee shall hold meetings as deemed necessary or desirable by the Chair of the Audit Committee. In addition to such meetings of the Audit Committee as may be required to perform the functions described under “Responsibilities and Duties” below, the Audit Committee shall meet on a periodic basis. The Audit Committee shall meet periodically in separate executive sessions with Company management, the senior internal auditing executive and the Company’s independent auditors to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately. While the Audit Committee is not required to provide a written report of such executive sessions, it is required to inform management of any concerns or material issues arising from such sessions

Responsibilities and Duties

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

Last Amended as of February 15, 2005	2

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors and approve their fees. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

In carrying out these responsibilities and duties, the Audit Committee will:

A.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

B.	In connection with its review of the Company’s quarterly and annual reports and related financial statements, review:

i.	with the independent auditors and financial and accounting personnel, (i) the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, and (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable;

ii.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (as defined in accordance with the Company’s Management Policies and Procedures) made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements;

Last Amended as of February 15, 2005	3

iii.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

iv.	the Company’s internal audit function, taking into account any changes in laws or regulations, as well as current industry standards; and

v.	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as any financial information and earnings guidance provided to analysts and rating agencies. Further, the Audit Committee shall review such matters related to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies prior to release of such information if the release is not concurrent with the Audit Committee’s review of the Company’s quarterly and annual reports.

If any material matters are brought to the attention of the Audit Committee during the reviews contemplated by this subsection B., the Audit Committee shall consider whether independent review of such matters by an outside advisor is necessary or advisable and, if so, shall retain such advisors as are deemed necessary and appropriate in the discretion of the Audit Committee for that purpose.

C.	Receive and review reports from inside and outside legal counsel, regulators and others regarding legal, regulatory and other matters that may have a material effect on the financial statements or related Company compliance policies.

D.	Inquire of management and the independent auditors about significant risks or exposures, including, but not limited to, financial risks, and assess the steps management has taken to minimize such risks to the Company. Discuss the Company’s guidelines and policies with respect to risk assessment and risk management, in compliance with applicable requirements and guidance under the NYSE rules and standards, federal law and the rules of the Commission.

E.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or the public. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

F.

Meet to review and discuss the quarterly financial statements with financial management and the independent auditors, including reviewing the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition

Last Amended as of February 15, 2005	4

and Results of Operations,” prior to the filing of the Form 10-Q and prior to any press release of results, and determine whether the independent auditors take any exception to the disclosure and content of the financial statements. Meet to review and discuss any other matters required to be communicated to the Audit Committee by the auditors.

G.	Review and discuss quarterly reports from the independent auditors on: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

H.	Meet to review and discuss the financial statements to be contained in the annual report to stockholders with management and the independent auditors, including reviewing the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Meet to review and discuss with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also meet to review and discuss with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

I.	Meet to review and discuss disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

J.	Provide sufficient opportunity for the independent auditors and the internal auditor to meet with the members of the Audit Committee without members of management present. Notwithstanding the foregoing, the Audit Committee shall meet periodically with the independent auditors and the internal auditors, separately, without members of management present. Among the items to be discussed in the meetings with the independent auditors are the independent auditors’ evaluation of the Company’s financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of audit.

Last Amended as of February 15, 2005	5

K.	Review with the independent auditors any audit problems or difficulties and management’s response. As appropriate, and at the Audit Committee’s discretion, it may discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

L.	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

M.	Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

N.	Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors’ internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors’ quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board promptly after each such review.

O.	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services, consider whether the provision of permitted nonaudit services, if any, is compatible with maintaining the auditors’ independence, and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

P.	Reserved.

Q.	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor.

Last Amended as of February 15, 2005	6

R.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

S.	Obtain assurances from management, the Company’s senior internal auditing executive and the independent auditors that none of them are aware that the Company and its subsidiaries are not in conformity with applicable legal requirements and the Company’s Policy on Ethics and Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Policy on Ethics and Business Conduct.

T.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

U.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

V.	Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

W.	Prepare a report of the Audit Committee to be included in the Company’s proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the auditors the independence of the auditors; and (3) based upon the Committee’s review and discussions with management and the independent auditors, the Committee had recommended to the Board of Directors that the audited financials be included in the Company’s annual report on Form 10-K.

X.	Include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

Y.	Regularly submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

Z.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

Last Amended as of February 15, 2005	7

AA.	Review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers appropriate for consideration by the Board as conditions dictate but at least annually.

BB.	Annually review the Committee’s performance of its responsibilities and duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Last Amended as of February 15, 2005	8